                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           -------------------------



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 8, 1998


                               ZAPATA CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                       1-4219                 C-74-1339132
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


                              1717 ST. JAMES PLACE
                                    SUITE 550
                              HOUSTON, TEXAS 77056
                    (Address of principal executive offices)


                                 (713) 940-6100
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 2.       ACQUISITION AND DISPOSITION OF ASSETS

              On April 2, 1998, Omega Protein Corporation ("Omega Protein") completed an initial public offering of 8.5 million shares of its common stock for $16 per share (the "Offering") less underwriting discounts and selling commissions. Prior to the Offering, Omega Protein was a wholly-owned subsidiary of Zapata Corporation ("Zapata" or the "Company"). Of the 8.5 million shares of Omega Protein common stock sold in the Offering, Zapata sold 4.5 million shares and Omega Protein sold 4 million shares. Immediately following the Offering, Zapata owns 64.1% of the outstanding common stock of Omega Protein (59.7% if the underwriters' over-allotment options are exercised in full). (See Item 5 "Other Events" for a description of the underwriters' over-allotment options contained in the Underwriting Agreement). Following the Offering, the Company will continue to report Omega Protein's results on a consolidated basis using a minority interest adjustment.

ITEM 5.       OTHER EVENTS

              On April 2, 1998, Zapata and Omega Protein executed an Underwriting Agreement (the "Underwriting Agreement") with Prudential Securities Incorporated ("Prudential") and Deutsche Morgan Grenfell Inc., as representatives for the underwriters named therein, pursuant to which Zapata and Omega Protein sold, through an underwritten public offering, the shares described in
              Item 2. "Acquisitions and Disposition of Assets" above. The Common Stock was sold at a net price of $14.92 per share under Omega Protein's registration statement on Form S-1 (File No. 333-44967), which became effective on April 2, 1998, and Omega Protein's abbreviated registration statement on Form S-1 (File No. 333-49321) filed pursuant to Rule 462(b), which became effective on April 3, 1998.

              Under the Underwriting Agreement, Zapata and Omega Protein granted the Underwriters over-allotment options, exercisable through May 8, 1998, to purchase, in the aggregate, up to 1,275,000 additional shares of common stock, on a pro rata basis according to the number of shares sold by them at the first closing, at the net price of $14.92 per share. The Underwriters may exercise these options solely for the purpose of covering over-allotments incurred in the sale of shares in the Offering. If the Underwriters exercise their options in full, Zapata' ownership interest in Omega Protein will be further reduced to as low as 59.7% of Omega Protein's outstanding common stock. As of the date of this Report, the Underwriters have not exercised these options.

              The Underwriting Agreement requires Zapata and Omega Protein to indemnify the Underwriters and contribute to losses arising out of certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Underwriting Agreement prohibits Zapata, directly or indirectly, from offering or selling any shares of Omega Protein's Common Stock or entering into similar or related transactions until April 8, 1999, without the prior written consent of Prudential, on behalf of the Underwriters. The Underwriting Agreement further provides that Zapata may not take any action during this period that would cause its net book value to decrease below the net proceeds received from by Zapata from the sale of its Omega Protein stock.

              On April 8, 1998, Zapata entered into several agreements with Omega Protein to define their post-Offering relationship. The following is a summary of each of these agreements:

              Separation Agreement. Zapata and Omega Protein have entered into a Separation Agreement, which, among other things, required Omega Protein to repay to Zapata $33.3 million of intercompany indebtedness owed by Omega Protein to Zapata contemporaneously with the consummation of the Offering. The Separation Agreement also prohibits Zapata from engaging in the harvesting of menhaden or the production or marketing of fish meal, fish oil or fish solubles anywhere in the United States for a period of five years from the date of the Separation Agreement. Under the Separation Agreement, Zapata and Omega Protein and its subsidiaries have agreed to indemnify each other with respect to any future losses that might arise from the Offering as a result of any untrue statement or alleged untrue statement in any Offering document or the omission or alleged omission to state a material fact in any Offering document (i) in Omega Protein's case except to the extent such statement was based on information provided by Zapata and
              (ii) in Zapata's case, only to the extent such loss relates to information supplied by Zapata.

              Sublease Agreement. Zapata and Omega Protein have entered into a Sublease Agreement which provides for Omega Protein to lease its principal corporate offices in Houston, Texas, comprising approximately 3,354 square feet, at an annual rent of approximately $36,204 and for a term that coincides with the remaining term of the primary lease under which Zapata occupies the space which expires in 2000. The Sublease also provides for Omega Protein to utilize certain shared office equipment for no additional charge.

              Registration Rights Agreement. Zapata and Omega Protein have entered into a Registration Rights Agreement. Under the Registration Rights Agreement, Omega Protein has granted Zapata certain rights (the "Registration Rights") with respect to the registration under the Securities Act of Omega Protein's common stock owned by Zapata immediately following the Offering (the "Registrable Securities"). Pursuant to the Registration Rights Agreement, Zapata may require Omega Protein, not more than once in any 365 day period commencing on the first anniversary of the closing of the Offering and on not more than three occasions after Zapata no longer owns a majority of the voting power of the outstanding capital stock of Omega Protein, to file a registration statement under the Securities Act covering the registration of the Registrable Securities, including in connection with an offering by Zapata of its securities that are exchangeable for the Registrable Securities (the "Demand Registration Rights"). Zapata's Demand Registration Rights are subject to certain limitations, including that any such registration cover a number of Registrable Securities having a fair market value of at least $50.0 million at the time of the request for registration and that Omega Protein may be able to temporarily defer a Demand Registration to the extent it conflicts with another public offering of securities by Omega Protein or would require Omega Protein to disclose certain material non-public information. Zapata will also be able to require Omega Protein to include Registrable Securities owned by Zapata in a registration by Omega Protein of its securities (the "Piggyback Registration Rights"), subject to certain conditions, including the ability of the underwriters for the Offering to limit or exclude Registrable Securities therefrom.

              Omega Protein and Zapata will share equally the out-of-pocket fees and expenses of Omega Protein associated with a demand registration and Zapata will pay its pro rata share of underwriting discounts, commissions and related expenses (the "Selling Expenses"). Omega Protein will pay all expenses associated with a piggyback registration, except that Zapata will pay its pro rata share of the Selling Expenses. The Registration Rights Agreement contains certain indemnification and contribution provisions (i) by Zapata for the benefit of the Omega Protein and related persons, as well as any potential underwriter and (ii) by Omega Protein for the benefit of Zapata and related persons, as well as any potential underwriter. Zapata's Demand Registration Rights will terminate on the date that Zapata owns, on a fully converted or exercised basis with respect to such securities held by Zapata, Registrable Securities representing less than 10% of the then issued and outstanding voting stock of Omega Protein. Zapata's Piggyback Registration Rights will terminate at such time as it is able to sell all of its Registrable Securities pursuant to Rule 144 under the Securities Act within a three month period. Zapata also may transfer its Registration Rights to any transferee from it of Registrable Securities that represent, on a fully converted or exercised basis with respect to the Registrable Securities transferred, at least 20% of the then issued and outstanding voting stock of Omega Protein at the time of transfer; provided, however, that any such transferee will be limited to (i) two demand registrations if the transfer conveys less than a majority but more than 30% and (ii) one demand registration if the transfer conveys 30% or less of the then issued and outstanding voting stock of Omega Protein.

              Tax Indemnity Agreement. Prior to the Offering, Omega Protein was a member of Zapata's affiliated group and filed its tax returns on a consolidated basis with such group. As a result of the Offering, Omega Protein is no longer a member of the Zapata affiliated group. Zapata and Omega Protein have entered into a Tax Indemnity Agreement pursuant to which Zapata shall be responsible for paying all federal income taxes relating to taxable periods ending before and including the date on which Omega Protein is no longer a member of Zapata's affiliated group. Omega Protein shall be responsible for all taxes of Omega Protein with respect to taxable periods beginning after the date on which Omega Protein is no longer a member of Zapata's affiliated group. Omega Protein shall be entitled to any refunds (or reductions in tax liability) attributable to any carryback of Omega Protein's post-Offering tax attributes (i.e., net operating losses) realized by Omega Protein after it is no longer a member of Zapata's affiliated group. Any other refunds arising from the reduction in tax liability involving the Zapata affiliated group while Omega Protein was a member of such group, including but not limited to, taxable periods ending before or including such date, (with the exception of any refunds arising from a reduction in tax liability attributable to Omega Protein) shall belong to Zapata.

              Administrative Services Agreements. Zapata and Omega Protein entered into an Administrative Services Agreement pursuant to which Omega Protein will provide Zapata with administrative services upon reasonable request of Zapata. Zapata will pay

              Omega Protein for these services at Omega Protein's estimated cost of providing these services. This Agreement will continue until Zapata terminates it on 5 days advance written notice or Omega Protein terminates it after Zapata fails to cure a breach of the Agreement for 30 days after Omega Protein has given Zapata written notice of the breach.

              Each of the Underwriting Agreement, Separation Agreement, Administrative Services Agreement, Sublease Agreement and Registration Rights Agreement have been filed as exhibits to this report and are hereby incorporated herein. Reference is made to such Agreement for a more full and complete description of the terms and conditions therein.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

              (b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION

                   Filed herewith is unaudited pro forma condensed consolidated financial information for Zapata reflecting the financial position of the Company as of December 31, 1997 giving effect to the Offering as if it had occurred as of such date and the results of its operations for the three months ended December 31, 1997 and the fiscal year ended September 30, 1997, giving effect to the Offering as if it had occurred as of October 1, 1996. The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Zapata's Annual Report on Form 10-K for the year ended September 30, 1997 and in Zapata's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997.

                   The Pro Forma Financial Statements may not be indicative of what the actual results of operations would have been had the Offering occurred on the dates indicated or that may be obtained in the future.

              (c)  EXHIBITS

                   The following exhibits are filed herewith:

                    1     -    Underwriting Agreement dated April 12, 1998
                               among Zapata, Omega Protein and Prudential
                               Securities Incorporated and Deutsche Morgan
                               Grenfell, Inc., as representatives of the Underwriters named therein.

                    10.1  -    Separation Agreement dated April 8, 1998
                               between Zapata and Omega Protein.

                    10.2  -    Administrative Services Agreement dated April 8,
                               1998 between Zapata and Omega Protein.

                    10.3  -     Tax Indemnity Agreement dated April 8, 1998
                                between Zapata and Omega Protein.

                    10.4  -     Registration Rights Agreement dated April 8,
                                1998 between Zapata and Omega Protein.

                    10.5  -     Sublease Agreement dated April 8, 1998 between
                                Zapata and Omega Protein.

                               ZAPATA CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1997
                                 (in thousands)



                                                    Historical
                                                      Zapata         Pro Forma         Pro Forma
                                                   Corporation      Adjustments          Total
                                                   ------------     -----------        ---------
Current assets:
    Cash and cash equivalents                       $  28,047       $  66,610(1)       $ 153,807
                                                                       59,150(2)
    Restricted cash                                     4,337            --                4,337
    Other current assets                               48,703            --               48,703
                                                    ---------       ---------          ---------

       Total current assets                            81,087         125,760            206,847

Investments and other assets                           38,029          (2,190)(2)         35,839

Property and equipment, net                            68,346            --               68,346
                                                    ---------       ---------          ---------
     Total assets                                   $ 187,462       $ 123,570          $ 311,032
                                                    =========       =========          =========

Current liabilities                                 $  19,124       $  18,037(1)       $  37,161
                                                    ---------       ---------          ---------
Long-term debt                                         11,290            --               11,290
                                                    ---------       ---------          ---------
Other liabilities                                      10,660          (2,190)(2)         18,563
                                                                       10,093(2)
                                                    ---------       ---------          ---------
Minority interest                                        --            15,933(1)          46,247
                                                                       30,314(2)
                                                    ---------       ---------          ---------
Stockholders' equity:
    Common stock                                        7,396                              7,396
    Capital in excess of par value                    139,398                            139,398
    Reinvested earnings                                29,765          32,640(1)          81,148
                                                                       18,743(2)
    Treasury stock, at cost                           (30,171)                           (30,171)
                                                    ---------       ---------          ---------
                                                      146,388          51,383            197,771
                                                    ---------       ---------          ---------
    Total liabilities and stockholders' equity      $ 187,462       $ 123,570          $ 311,032
                                                    =========       =========          =========


         (The accompanying notes are an intergral part of the Pro Forma
                             Financial Statements.)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE
SHEET

         The following notes set forth the assumptions used in preparing the unaudited pro forma condensed consolidated balance sheet as of December 31, 1997.

         (1) To record Zapata's sale of 4.5 million shares of Omega Protein common stock in connection with the Offering. Proceeds to Zapata from the Offering were $66.6 million after commissions and selling expenses of $5.4 million. As a result of Zapata's sale of Omega Protein's common stock, Zapata recorded a gain of $32.6 million, net of tax effects of $18.0 million, and minority interest of $15.9 million. If the underwriters' over-allotment options are exercised, Zapata will sell up to an additional 675,000 shares of its Omega Protein common stock, which, if the maximum number of shares are sold by Zapata will result in additional net proceeds to Zapata of $10.1 million. In such event, Zapata will record an additional $5.0 million increase to its gain, net of tax effects of $2.7 million, and additional minority interest of $2.4 million.

         (2) To record the issuance and sale by Omega Protein of 4 million shares of Omega Protein common stock in connection with the Offering. Proceeds to Omega Protein from the Offering were $59.2 million after commissions and selling expenses of $4.9 million. As a result of Omega Protein's sale of its common stock, Zapata recorded a gain of $18.7 million, net of tax effects of $10.1 million, and minority interest of $30.3 million. If the underwriters' over-allotment options are exercised, Omega Protein will sell up to an additional 600,000 shares of common stock, which, if the maximum number of shares are sold by Omega Protein will result in additional net proceeds of $9.0 million; in such event, Zapata will record an additional $1.4 million gain, net of tax effects of $.7 million, and additional minority interest of $6.8 million. The Company also reclassified the $2.2 million deferred tax asset balance at December 31 ,1997 from investments and other assets to other liabilities to offset against the pro forma tax liability.

         Immediately following the Offering, Zapata will own 64.1% of the outstanding common stock of Omega Protein as of December 31, 1997. Assuming both underwriters' over-allotment options are exercised in full, Zapata would own 59.7% of Omega Protein's outstanding common stock.

                               ZAPATA CORPORATION
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                      THREE MONTHS ENDED DECEMBER 31, 1997
                    (in thousands, except per share amounts)


                                                 Historical
                                                   Zapata            Pro Forma   Pro Forma
                                                 Corporation       Adjustments     Total
                                                 ------------     ------------   ----------
Revenues                                           $ 29,503       $      -       $ 29,503
                                                   --------       --------       --------
Expenses:
  Operating                                          17,603              -         17,603
  Depreciation, depletion and amortization            1,678              -          1,678
  Selling, general and administrative                 2,040              -          2,040
                                                   --------       --------       --------
                                                     21,321              -         21,321
                                                   --------       --------       --------

Operating income                                      8,182              -          8,182
                                                   --------       --------       --------
Other income (expense):
  Interest income, net                                  260              -            260
  Equity in loss of unconsolidated affiliates        (1,097)             -         (1,097)
  Other                                                 (20)             -            (20)
                                                   --------       --------       --------
                                                       (857)             -           (857)
                                                   --------       --------       --------
Income from continuing operations
   before taxes                                       7,325              -          7,325

Provision  for income taxes                           2,737              -          2,737
                                                   --------       --------       --------
Income from continuing operations before
  minority interest                                   4,588              -          4,588

Minority interest                                         -       $ (1,907)        (1,907)
                                                   --------       --------       --------
Income  from continuing operations                 $  4,588       $ (1,907)      $  2,681
                                                   ========       ========       ========

Per share data (basic):
    Income from continuing operations              $   0.20       $  (0.08)      $   0.12
                                                   ========       ========       ========
Average common shares outstanding                    22,910         22,910         22,910
                                                   ========       ========       ========
Per share data (diluted):
    Income from continuing operations              $   0.19       $  (0.08)      $   0.11
                                                   ========       ========       ========
Average common shares and common share
    equivalents outstanding                          23,731         23,731         23,731
                                                   ========       ========       ========





    (The accompanying notes are an integral part of the Pro Forma Financial
                                  Statements.)

NOTE TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME
STATEMENT

         The following note sets forth the assumption used in preparing the unaudited pro forma condensed consolidated income statement for the three months ended December 31, 1997.

         (1) To record minority interest of 35.9% in Omega Protein's results for the three months ended December 31, 1997. If the underwriters' over-allotment options are exercised and the maximum number of shares are sold, minority interest would increase to 40.3% or $2.1 million.

                               ZAPATA CORPORATION
          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                     TWELVE MONTHS ENDED SEPTEMBER 30, 1997
                    (in thousands, except per share amounts)



                                                  Historical
                                                    Zapata           Pro Forma      Pro Forma
                                                  Corporation       Adjustments       Total
                                                  ------------     -------------    ---------
Revenues                                           $ 117,564       $       -       $ 117,564
                                                   ---------       ---------       ---------
Expenses:
  Operating                                           90,054               -          90,054
  Depreciation and amortization                        3,744               -           3,744
  Selling, general and administrative                 10,924               -          10,924
                                                   ---------       ---------       ---------
                                                     104,722               -         104,722
                                                   ---------       ---------       ---------
Operating income                                      12,842               -          12,842
                                                   ---------       ---------       ---------
Other income (expense):
  Gain on sale of Omega Protein common stock               -       $  85,163(1)       85,163
  Interest income, net                                 2,031               0           2,031
  Equity in loss of unconsolidated affiliates         (2,845)              0          (2,845)
  Other                                                 (176)              0            (176)
                                                   ---------       ---------       ---------
                                                        (990)         85,163          84,173
                                                   ---------       ---------       ---------
Income from continuing operations
   before taxes                                       11,852          85,163          97,015


Provision for income taxes                             4,440          30,107(1)       34,547
                                                   ---------       ---------       ---------
Income  from continuing operations
  before minority interest                             7,412          55,056          62,468

Minority interest                                          -          (3,743)(2)      (3,743)
                                                   ---------       ---------       ---------
Income  from continuing operations                 $   7,412       $  51,313       $  58,725
                                                   =========       =========       =========
Per share data (basic):
    Income  from continuing operations             $    0.27       $    1.88       $    2.15
                                                   =========       =========       =========
Average common shares outstanding                     27,287          27,287          27,287
                                                   =========       =========       =========
Per share data (diluted):
    Income  from continuing operations             $    0.27       $    1.88       $    2.15
                                                   =========       =========       =========
Average common  and common equivalent
   shares outstanding                                 27,303          27,303          27,303
                                                   =========       =========       =========




    (The accompanying notes are an integral part of the Pro Forma Financial
                                  Statements.)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME
STATEMENT

         The following notes set forth the assumptions used in preparing the unaudited pro forma condensed consolidated income statement for the twelve months ended September 30, 1997.

         (1) To record an $85.2 million gain and related tax effects of $30.1 million, as a result of the Offering. As a result of Zapata's sale of 4.5 million shares of Omega Protein's common stock, Zapata recorded a gain of $54.3 million and related tax effects of $19.3 million. Additionally, as a result of Omega Protein's issuance and sale of 4 million shares of its common stock, Zapata recorded a gain of $30.9 million and related tax effects of $10.8 million. If the underwriters' over-allotment options are exercised and the maximum number of shares are sold, the gain will increase by $10.5 million and the related tax effects will increase by $3.7 million; the gain related to Zapata's sale will increase by $8.2 million and the related tax effects will increase by $2.9 million, and the gain associated with Omega Protein's sale will increase by $2.3 million and the related tax effects will increase by $.8 million.

         (2) To record minority interest of 35.9% in Omega Protein's results for the twelve months ended September 30, 1997. If the underwriter's over-allotment options are exercised in full, minority interest would increase to 40.3% or $4.2 million.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ZAPATA CORPORATION



                                        By:  /s/ Avram A. Glazer
                                           ------------------------------------
                                           Avram A. Glazer
                                           President and Chief Executive Officer




Date:   April 17, 1998

                                  EXHIBIT INDEX



EXHIBIT NUMBER                          DESCRIPTION
--------------                          -----------
     1      -    Underwriting Agreement dated April 12, 1998 among Zapata,
                 Omega Protein and Prudential Securities Incorporated and
                 Deutsche Morgan, Grenfell, Inc., as representatives of the
                 Underwriters named therein.

     10.1   -    Separation Agreement dated April 8, 1998 between Zapata dn
                 Omega Protein.

     10.2   -    Administrative Services Agreement dated April 8, 1998 between
                 Zapata and Omega Protein.

     10.3   -    Tax Indemnity Agreement dated April 8, 1998 between Zapata and Omega Protein.

     10.4   -    Registration Rights Agreement dated April 8, 1998 between
                 Zapata and Omega Protein.

     10.5   -    Sublease Agreement dated April 8, 1998 between Zapata and
                 Omega Protein.